POWER OF ATTORNEY The undersigned hereby constitutes and appoints Bradley Larkin, Brendan Davin, Peter Sturzinger and Kristy Berner, each of them, the undersigned’s true and lawful attorney-in-fact to: (1) Prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain codes or update codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC in respect thereof; (2) execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the SEC and any other authority; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary to identify and authorize at least two (2) account administrators to manage the undersigned’s EDGAR Next account with the SEC; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney can only be revoked by delivering a signed, original “Revocation of Power of Attorney” to the attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 29th day of January, 2025. _/s/ Kristy Berner______________ Signature